UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 3, 2017

Mattersight Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-27975	36-4304577
(Commission File Number)	(IRS Employer Identification No.)

200 W. Madison Street, Suite 3100, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:    (877) 235-6925

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) On January 3, 2017, Mattersight Corporation (the "Company") announced that it hired David Mullen as its Senior Vice President and Chief Financial Officer, effective as of January 3, 2017.  As the Company’s Senior Vice President and Chief Financial Officer, Mr. Mullen will also act as the Company’s principal financial officer.

In connection with the appointment of Mr. Mullen to the role of Senior Vice President and Chief Financial Officer, David Gustafson resigned from his role as Interim Chief Financial Officer, effective as of January 3, 2017.  Mr. Gustafson will continue in his role as Executive Vice President and Chief Operating Officer of the Company. As a result, Mr. Gustafson will no longer serve as the Company’s principal financial officer.

A copy of the Company's press release announcing Mr. Mullen’s appointment is attached hereto as Exhibit 99.1.

(c) The information disclosed in Item 5.02(b) of this Current Report on Form 8-K is incorporated herein by reference.

Mr. Mullen, 66, has served as a member of the Company’s board of directors since March 2009. Prior to joining the Company as its Senior Vice President and Chief Financial Officer, Mr. Mullen acted as an independent consultant until December 2016. Mr. Mullen is the former Executive Vice President and Chief Financial Officer of Navteq Corporation, having held that position from December 2002 to January 2010. Navteq was acquired by Nokia Corporation (NYSE: NOK) in July 2008.  Mr. Mullen served as a director and Audit Committee member of Avid Technology, Inc. (NASDAQ: AVID) until October 2014. He currently serves as a director and Audit Committee member of Angie’s List, Inc. (NASDAQ: ANGI).

The Company entered into an Executive Employment Agreement with Mr. Mullen, effective January 3, 2017 (the “Agreement”).  The material components of Mr. Mullen’s compensation package under the Agreement are as follows: (i) an annual base salary of $325,000, less standard payroll deductions and withholdings; (ii) a target annual bonus of $300,000; (iii) severance benefits payable on termination of Mr. Mullen’s employment, whether by the Company without cause or by Mr. Mullen for good reason, equal to six months' salary, 50% of the average of his current year's estimated bonus and prior year's actual bonus, six months' continuation of health benefits, and six months' additional vesting of his stock awards; and (iv) severance benefits payable upon termination of Mr. Mullen’s employment due to Mr. Mullen’s death or disability equal to 12 months' salary, 100% of the average of his current year's estimated bonus and prior year's actual bonus, 12 months' continuation of health benefits, and 12 months' additional vesting of his stock awards. In addition, subject to approval by the compensation committee of the Company’s board of directors, Mr. Mullen will receive a restricted stock award under the Company’s 1999 Stock Incentive Plan, as amended and restated as of February 17, 2016, of 275,000 shares of the Company’s common stock. Pursuant to the terms of the Agreement, this restricted stock award will vest over a three-year period commencing on February 28, 2017, provided Mr. Mullen remains employed by the Company through each vesting date.  Under the Agreement, Mr. Mullen is also subject to certain non-competition and non-solicitation restrictions for one year following the termination of his employment with the Company. The foregoing summary of the Agreement is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

10.1	Executive Employment Agreement, dated January 3, 2017, between David Mullen and Mattersight Corporation.
99.1	Press Release, dated January 3, 2017, announcing the appointment of David Mullen as Senior Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTERSIGHT CORPORATION

Date: January 3, 2017	By:	/s/ David MULLEN
	Name	David Mullen
	Title	Chief Financial Officer and
Senior Vice President